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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 17, 2006

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Idaho	000-50539	91-0232000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 838-1213

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01

Entry into a Material Definitive Agreement

Extension of High Desert Option

On February 14, 2005, Idaho General Mines, Inc. (the “Company” or “we”) entered into an option agreement with High Desert Winds LLC (“High Desert”) for properties in Nye County, Nevada.  Pursuant to the terms of this agreement, we were granted a nine month option to purchase the ten square mile properties including water rights, mineral and surface rights, buildings and certain equipment.

The property includes the former Hall molybdenum and copper deposit which was mined by open pit methods between 1982 and 1985 by the Anaconda Minerals Company and between 1988 and 1991 by Cyprus for molybdenum.  Equatorial Tonopah, Inc. mined copper from 1999 to 2000 on this property.  Much of the deposit was drilled but not developed or mined.  The option agreement includes a $5 million purchase price and a 12% net smelter royalty.  On June 15, 2005, we signed an addendum to the option agreement extending the option period to February 4, 2006.  In addition, on August 1, 2005, we gave our notice of intent to exercise this option and provided a $100,000 non-refundable deposit to High Desert.

On January 17, 2006, we entered into a second addendum to the option agreement whereby the option period was extended to February 17, 2006.  We may further extend the option period to March 17, 2006 upon payment of $80,000 to High Desert, $40,000 of which will be credited to the purchase price if the transaction is closed on or before March 4, 2006.

Mount Hope Lease

The Company reported in its Current Report on Form 8-K filed on October 25, 2005 that on October 19, 2005 it exercised its option to lease the Mount Hope Molybdenum Project in central Nevada and that the lease agreement would be subsequently filed.   A copy of the lease is attached to this Form 8-K as Exhibit 10.1.

Item 8.01

Other Events

The Company issued a press release on January 18, 2006 announcing its plan to further explore by drilling a unique and separate zinc target at its Mount Hope Molybdenum Project in central Nevada.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.1	Lease Agreement between Mount Hope Mines, Inc. and Idaho General Mines, Inc.
99.1	Press Release dated January 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

(Registrant)

Date:  January 23, 2006

By:   /s/ Robert L. Russell

        Robert L. Russell

        President and Chief Executive Officer

EXHIBIT INDEX

10.1	Lease Agreement between Mount Hope Mines, Inc. and Idaho General Mines, Inc.
99.1	Press Release dated January 18, 2006.